EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-137032) on Form SB-2 of Innovative Card Technologies, Inc. of our report, dated February 7, 2006, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of such Registration Statement and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California September 22, 2006